VISERV, INC.

                       RESTRICTED STOCK PURCHASE AGREEMENT


         This Restricted Stock Purchase Agreement (the "Agreement") is made as of this ____ day of September, 2000, by and between Agate Technologies, Inc., a Delaware corporation (the "Company"), and _____________________________ (the "Purchaser").

     1. PURCHASE OF SHARES.

     1.1 PURCHASE. Purchaser hereby purchases, and the Company hereby sells to Purchaser, ______ shares of the Company's Common Stock (the "Shares") at a purchase price of $0.50 per share for an aggregate of $______ (the "Purchase Price").

     1.2 PAYMENT. The Purchase Price shall be deemed fully paid and discharged by the delivery, concurrently with execution of this Agreement, of $______ in cash or cash equivalent. Purchaser shall also deliver to the Company any additional documents required by the Company as a condition for the purchase.

     1.3 DELIVERY OF CERTIFICATES. The certificate representing the Shares shall be delivered to Purchaser within five (5) business days from the date hereof.

     2. SECURITIES LAW COMPLIANCE.

     2.1 EXEMPTION FROM REGISTRATION. The Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and are being issued to Purchaser in reliance upon the exemption from such registration provided by
Section 4(2) of the Act.

     2.2 RESTRICTED SECURITIES.

         (a) Purchaser hereby confirms that Purchaser has been informed that the Shares are "restricted securities" under the 1933 Act and may not be resold or transferred unless the Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, Purchaser hereby acknowledges that Purchaser is prepared to hold the Shares for an indefinite period and that Purchaser is acquiring the Shares for Purchaser's own account, for investment, and not with a view to or for sale in connection with any distribution of the Shares.

         (b) Purchaser is aware of the adoption of Rule 144 by the Commission, promulgated under the 1933 Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the issuer, the sale being through a broker in an unsolicited "broker's transaction" and the amount of securities being sold during any three (3) month period not exceeding specified limitations. Purchaser is aware that Rule 144 of the Commission under the 1933 Act is not presently available to exempt the sale of the Shares from the registration requirements of the 1933 Act. Purchaser further represents that he understands that at the time he wishes to sell the Shares there may be no public market upon

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which to make such a sale, and that, even if such a public market exists for the
Company's Common Stock, the Company may not be satisfying the current public information requirement of Rule 144 or other conditions under Rule 144 which are required of the Company. If so, Purchaser understands that he will be precluded from selling the securities under Rule 144.

     2.3 PURCHASER SOPHISTICATION AND ACCESS TO INFORMATION.

         (a) Purchaser represents that Purchaser is an "accredited investor" as defined in Rule 501(a) of the 1933 Act having either (i) an individual net worth, or joint net worth with Purchaser's spouse, exceeding $1,000,000 at the time of the purchase of the Shares, or (ii) an individual income in excess of $200,000 in each of the two most recent years or joint income with Purchaser's spouse in excess of $300,000 in each of those years, and having reasonable expectations of reaching the same income level in the current year.

         (b) Purchaser has such knowledge and experience in business and financial matters and with respect to investments in securities to enable Purchaser to understand and evaluate the risks of an investment in the Shares to be acquired by Purchaser and to form an investment decision with respect thereto and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

         (c) Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Purchaser further represents that Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and regarding the business, properties, prospects and financial condition of the Company.

     2.4 DISPOSITION OF SHARES. Except as provided in Section 2.6 herein, Purchaser hereby agrees that Purchaser shall make no disposition or transfer of the Shares (other than a permitted transfer under Section 3.1 hereof) unless and until:

         (a) Purchaser shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

         (b) Purchaser shall have complied with all requirements of this Agreement applicable to the disposition of the Shares; and

         (c) Purchaser shall have provided the Company an opinion of counsel in form and substance satisfactory to the Company, that (i) the proposed disposition does not require registration of the Shares under the 1933 Act or
(ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

         The Company shall not be required (i) to transfer on its books any Shares that have been sold or transferred in violation of the provisions of this
Section 2 nor (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

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     2.5 RESTRICTIVE LEGENDS. Except as provided in Section 2.6 of this
Agreement, in order to reflect the restrictions on the disposition of the Shares, the stock certificates for the Shares will be endorsed with restrictive legends, including the following legends:

         (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED."

         (b) If required by the authorities of any state in connection with the issuance of the Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

     2.6 COMPLIANCE WITH RULE 144(K). In the event that the Shares may be resold by Purchaser in reliance upon Rule 144(k) of the 1933 Act, Section 2.4 of this Agreement shall not apply and, upon notice to the Company by Purchaser, the Company agrees to remove the legend specified in Section 2.5(a) of this Agreement.

     3. TRANSFER RESTRICTIONS.

     3.1 RESTRICTION ON TRANSFER. The transfer restrictions referred to in
Section 2 of this Agreement shall not be applicable if Purchaser receives prior written consent from the Company to (a) a gratuitous transfer of the Shares made to Purchaser's family members, including adopted children, or to a trust for the exclusive benefit of Purchaser or Purchaser's family members, (b) a transfer of title to the Shares effected pursuant to Purchaser's will or the laws of intestate succession, or (c) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Purchaser in connection with the acquisition of the Shares.

     3.2 TRANSFEREE OBLIGATIONS. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in Section 3.1 hereof must, as a condition precedent to such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the provisions hereunder to the same extent such shares would be so subject if retained by Purchaser.

     3.3 STOP-TRANSFER NOTICES. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

     3.4 REFUSAL TO TRANSFER. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote

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or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     4. GENERAL PROVISIONS.

     4.1 DEFINITIONS. For purposes of this Agreement, the following provisions shall be applicable in determining the parent and subsidiary corporations of the
Company:

         (a) Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (b) Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     4.2 NOTICES. Any notice required shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with a nationally recognized courier service, or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as is on the books and records of the Company.

     4.3 NO WAIVER. The failure of the Company (or its assignees) in any instance to exercise its rights granted under this Agreement shall not constitute a waiver of any other rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Purchaser. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

     5. MISCELLANEOUS PROVISIONS.

     5.1 PURCHASER UNDERTAKING. Purchaser hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out the obligations or restrictions imposed on Purchaser under this Agreement.

     5.2 AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

     5.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

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     5.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     5.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Purchaser and Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

     5.6 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                      Agate Technologies, Inc.



                                      By: ______________________________________


                                      Name: ____________________________________


                                      Title: ___________________________________



                                      PURCHASER


                                      __________________________________________


                                      Address: _________________________________

                                               _________________________________

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                                 SPOUSAL CONSENT


         ________________ (Purchaser's spouse) indicates by the execution of this Agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares.



                                        ________________________________________
                                                       Signature


                                        ________________________________________
                                                      Print Name